CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 27, 2019, relating to the financial statements and financial highlights, which appears in the Annual Report on Form N-CSR for the year ended October 31, 2019 of AMG Funds IV (See Schedule of Funds). We also consent to the references to us under the headings “Disclosure of Portfolio Holdings”, “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 28, 2020

SCHEDULE OF FUNDS

Fund Name

AMG Managers Fairpointe ESG Equity Fund

AMG River Road Focused Absolute Value Fund

AMG Managers Montag & Caldwell Growth Fund

AMG River Road Dividend All Cap Value Fund

AMG River Road Dividend All Cap Value Fund II

AMG Managers Fairpointe Mid Cap Fund

AMG Managers LMCG Small Cap Growth Fund

AMG River Road Small-Mid Cap Value Fund

AMG River Road Small Cap Value Fund

AMG Managers Silvercrest Small Cap Fund

AMG Managers DoubleLine Core Plus Bond Fund

AMG River Road Long-Short Fund

AMG Managers Pictet International Fund